UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2022

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2022, Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited institutional investor (the “Investor”) providing for the issuance of (i) 2,322,250 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,865,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price of $0.001 per share, which Pre-Funded Warrants are to be issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants (the “Warrants”), with a term of five years and six months from the date of issuance, to purchase an aggregate of up to 3,977,888 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.52 per share, subject to customary adjustments thereunder. If after the six month anniversary of the issuance date there is no effective registration statement then the Warrants are exercisable on a cashless basis. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” Pursuant to the Purchase Agreement, the Investor is purchasing the Securities for an aggregate purchase price of approximately $10 million.

The Company estimates that the net proceeds from the offering will be approximately $9.1 million after deducting certain fees due to the Placement Agent and the Company’s estimated transaction expenses. The net proceeds received by the Company will be used for working capital purposes.

The Pre-Funded Warrants have an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full.

A holder of a Warrant or a Pre-Funded Warrant may not exercise any portion of such holder’s Warrant or Pre-Funded Warrant to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Pursuant to the Purchase Agreement, an aggregate of 2,322,250 Shares and Pre-Funded Warrants to purchase up to 1,865,000 shares of Common Stock will be issued to the Investor in a registered direct offering (the “Registered Offering”) and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-237793), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2020, and was declared effective on April 30, 2020 (the “Shelf Registration Statement”). The Company expects to file the prospectus supplement for the Registered Offering on or about February 14, 2022.

Pursuant to the Purchase Agreement, the Company will issue the Warrants to the Investor in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Private Placement”, and together with the Registered Offering, the “Offering”).

The Company has agreed to file a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares within 90 days of the date of the Purchase Agreement and to use its commercially reasonable efforts to obtain effectiveness of the Registration Statement within 181 days following the closing of the offering.

The Offering was also conducted pursuant to a placement agency agreement, dated February 10, 2022 (the “Placement Agency Agreement”), by and between the Company and Maxim Group LLC (the “Placement Agent”). The Placement Agent has agreed to use its “reasonable best efforts” to solicit offers to purchase the Shares, the Pre-Funded Warrants and the Warrants. The Placement Agent has no obligation to purchase any of the Securities or to arrange for the purchase or sale of any specific number or dollar amount of Securities. The Company has agreed to pay the Placement Agent a fee equal to 7% of the aggregate purchase price paid by Investor placed by the Placement Agent and certain expenses not to exceed $50,000.

The Company expects the offering to close on or about February 15, 2022, subject to the satisfaction of customary closing conditions in the Purchase Agreement and the Placement Agency Agreement. The Purchase Agreement and the Placement Agency Agreement contain customary representations, warranties and agreements of the Company and the Investor and Placement Agent and customary indemnification rights and obligations of the parties thereto. The Investor has previously invested in securities of the Company or otherwise had pre-existing relationships with the Placement Agent and/or the Company; the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. The Investor represented to the Company that it is an “accredited investor” and purchased the Securities for investment purposes and not with a view to distribution.

The foregoing description of the Pre-Funded Warrants, the Warrants, the Purchase Agreement and the Placement Agency Agreement are qualified in their entirety by reference to the full text of the form of the Pre-Funded Warrant, the form of the Warrant, the form of the Purchase Agreement and the Placement Agency Agreement, the forms of which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference. The Company is also filing the opinion of its counsel, Blank Rome LLP, relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Shelf Registration Statement.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K related to the Warrants and the Warrant Shares is hereby incorporated by reference in this Item 3.02.

Item 8.01. Other Events.

On February 11, 2022, the Company issued a press release announcing the pricing of the Securities in the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press Release dated February 11, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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